Exhibit 99.1

Moelis & Company Reports Third Quarter and First Nine Months 2025 Financial Results;

Declares Regular Quarterly Dividend of $0.65 Per Share

•
Third quarter GAAP revenues of $356.9 million; Adjusted revenues of $376.0 million, up 34% from the prior year period
•
GAAP revenues for the first nine months of 2025 were $1,028.9 million; Adjusted revenues of $1,048.0 million, up 37% from the prior year period
•
GAAP net income of $0.67 per share (diluted) for the third quarter of 2025 and $1.84 per share (diluted) for the first nine months of 2025; Adjusted net income of $0.68 per share (diluted) for the third quarter of 2025 and $1.86 per share (diluted) for the first nine months of 2025
•
Third quarter Adjusted pre-tax margin of 22.2% versus 9.5% in the prior year period; first nine months Adjusted pre-tax margin of 18.2% versus 7.7% in the prior year period
•
Continued to execute on our growth strategy:
―
Since our last earnings release, three Managing Director hires focused on products and sectors including M&A, Capital Markets, and Metals & Mining joined the Firm
―
Additionally, one Managing Director focused on Technology will join the Firm in the fourth quarter, and one Private Capital Advisory Managing Director will join in the coming quarters
•
Strong balance sheet with cash and short-term investments of $619.9 million and no debt or goodwill
―
Declared quarterly dividend of $0.65 per share
―
During the third quarter, we repurchased 0.2 million shares of our common stock for a total cost of $14.5 million

NEW YORK, October 29, 2025 – Moelis & Company (NYSE:MC) today reported financial results for the third quarter ended September 30, 2025. The Firm's third quarter GAAP revenues were $356.9 million as compared with $273.8 million in the prior year period. On an Adjusted basis, the Firm's third quarter revenues of $376.0 million increased 34% from the prior year period. The Firm reported third quarter GAAP net income of $60.1 million, or $0.67 per share (diluted). On an Adjusted basis, the Firm reported net income of $58.9 million, or $0.68 per share (diluted) for the third quarter of 2025, as compared with net income of $18.6 million, or $0.22 per share (diluted), in the prior year period.

GAAP revenues for the first nine months of 2025 were $1,028.9 million. On an Adjusted basis, the Firm's first nine months revenues of $1,048.0 million increased 37% from the prior year period. The Firm reported GAAP net income of $160.6 million, or $1.84 per share (diluted) for the first nine months of 2025. On an Adjusted basis, the Firm reported net income of $158.8 million, or $1.86 per share (diluted) in the first nine months of 2025, as compared with net income of $51.4 million, or $0.63 per share (diluted), in the prior year period. GAAP and Adjusted net income in the first nine months of 2025 include net tax benefits of approximately $0.28 per share (diluted) related to the settlement of share-based awards.

"I am proud of how our Firm performed this quarter. We see tremendous opportunity to build on our momentum by expanding our reach, deepening client relationships, and continuing to invest in exceptional talent across the Firm," said Navid Mahmoodzadegan, Chief Executive Officer and Co-Founder.

The Firm’s revenues and net income can fluctuate materially depending on the number, size and timing of completed transactions as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Currently 92% of the operating partnership (Moelis & Company Group LP) is owned by the corporate partner (Moelis & Company) and is subject to corporate U.S. federal and state income tax. The remaining 8% is owned by other partners of Moelis & Company Group LP and is primarily subject to U.S. federal tax at the partner level (certain state, local and foreign income taxes are incurred at the company level). The Adjusted results included herein apply certain adjustments from our GAAP results, including the assumption that 100% of the Firm’s operating result was taxed at our corporate effective tax rate. We believe the Adjusted results, when presented together with comparable GAAP results, are useful to investors to compare our performance across periods and to better understand our operating results. A reconciliation between our GAAP results and our Adjusted results is presented in the Appendix to this press release.

GAAP and Adjusted (non-GAAP) Selected Financial Data (Unaudited)

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended September 30,
($ in thousands except per share data)	2025	2024	Variance	2025	2024	Variance

Revenues	$356,892	$273,755	30%	$375,984	$280,730	34%
Income (loss) before income taxes	82,313	26,659	209%	83,342	26,659	213%
Provision (benefit) for income taxes	22,242	7,419	200%	24,465	8,018	205%
Net income (loss)	60,071	19,240	212%	58,877	18,641	216%
Net income (loss) attributable to noncontrolling interests	6,705	2,346	186%	—	—	N/M
Net income (loss) attributable to Moelis & Company	$53,366	$16,894	216%	$58,877	$18,641	216%
Diluted earnings (loss) per share	$0.67	$0.22	205%	$0.68	$0.22	209%
N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Nine Months Ended September 30,
($ in thousands except per share data)	2025	2024	Variance	2025	2024	Variance

Revenues	$1,028,861	$755,826	36%	$1,047,953	$762,801	37%
Income (loss) before income taxes	189,505	58,466	224%	190,813	58,843	224%
Provision (benefit) for income taxes	28,904	6,820	324%	32,043	7,411	332%
Net income (loss)	160,601	51,646	211%	158,770	51,432	209%
Net income (loss) attributable to noncontrolling interests	15,429	5,025	207%	—	—	N/M
Net income (loss) attributable to Moelis & Company	$145,172	$46,621	211%	$158,770	$51,432	209%
Diluted earnings (loss) per share	$1.84	$0.61	202%	$1.86	$0.63	195%
N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Revenues

We earned GAAP revenues of $356.9 million in the third quarter of 2025, as compared with $273.8 million in the prior year period. On an Adjusted basis, we earned revenues of $376.0 million in the third quarter of 2025, as compared with $280.7 million in the prior year period, representing an increase of 34%. The increase in third quarter revenues is attributable to an increase in average fees earned per completed transaction in M&A and Capital Markets, partially offset by a decline in Capital Structure Advisory, as compared with the prior year period.

For the first nine months of 2025, we earned GAAP revenues of $1,028.9 million, as compared with $755.8 million in the prior year period. On an Adjusted basis, we earned revenues of $1,048.0 million in the first nine months of 2025, as compared with $762.8 million in the prior year period, representing an increase of 37%. The increase in revenues during the first nine months of 2025 is attributable to an increase in average fees earned per completed transaction in M&A and Capital Markets, partially offset by a decline in Capital Structure Advisory, as compared with the prior year period.

We continued to execute on our strategy of organic growth. Since our last earnings release, three Managing Director hires focused on products and sectors including M&A, Capital Markets, and Metals & Mining have joined the Firm. Additionally, a Managing Director focused on Technology will join in the fourth quarter, and a Private Capital Advisory Managing Director will join in the coming quarters.

Expenses

The following tables set forth information relating to the Firm’s operating expenses.

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended September 30,
($ in thousands)	2025	2024	Variance	2025	2024	Variance

Expenses:
Compensation and benefits	$255,410	$210,658	21%	$248,949	$210,576	18%
% of revenues	71.6%	77.0%		66.2%	75.0%
Non-compensation expenses	$53,168	$47,533	12%	$52,496	$47,533	10%
% of revenues	14.9%	17.4%		14.0%	16.9%
Total operating expenses	$308,578	$258,191	20%	$301,445	$258,109	17%
% of revenues	86.5%	94.3%		80.2%	91.9%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Nine Months Ended September 30,
($ in thousands)	2025	2024	Variance	2025	2024	Variance

Expenses:
Compensation and benefits	$719,069	$573,006	25%	$712,608	$572,612	24%
% of revenues	69.9%	75.8%		68.0%	75.1%
Non-compensation expenses	$163,937	$141,386	16%	$163,265	$141,386	15%
% of revenues	15.9%	18.7%		15.6%	18.5%
Total operating expenses	$883,006	$714,392	24%	$875,873	$713,998	23%
% of revenues	85.8%	94.5%		83.6%	93.6%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Total operating expenses on a GAAP basis were $308.6 million for the third quarter of 2025, as compared with $258.2 million in the prior year period. On an Adjusted basis, operating expenses were $301.4 million for the third quarter of 2025, as compared with $258.1 million in the prior year period. For the first nine months of 2025, total operating expenses on a GAAP basis were $883.0 million, as compared with $714.4 million in the prior year period. On an Adjusted basis, operating expenses for the first nine months of 2025 were $875.9 million, as compared with

$714.0 million in the prior year period. The increase in operating expenses in both current year periods is attributable to increased compensation and benefits and non-compensation expenses, as compared with the prior year periods.

Compensation and benefits expenses on a GAAP basis were $255.4 million for the third quarter of 2025, as compared with $210.7 million in the prior year period. On an Adjusted basis, compensation and benefits expenses were $248.9 million for the third quarter of 2025, as compared with $210.6 million in the prior year period. For the first nine months of 2025, compensation and benefits expenses on a GAAP basis were $719.1 million, as compared with $573.0 million in the prior year period. On an Adjusted basis, compensation and benefits expenses were $712.6 million for the first nine months of 2025, as compared with $572.6 million in the prior year period. The increase in compensation and benefits expenses during both current year periods is primarily attributable to a higher bonus expense accrual, as a result of higher revenues earned, and increased headcount, as compared with the prior year periods.

Non-compensation expenses on a GAAP basis were $53.2 million for the third quarter of 2025, as compared with $47.5 million in the prior year period. On an Adjusted basis, non-compensation expenses were $52.5 million for the third quarter of 2025, as compared with $47.5 million in the prior year period. The increase in non-compensation expenses during the third quarter of 2025 is primarily attributable to increased travel and related expenses and communications and technology expenses driven by increased headcount. For the first nine months of 2025, non-compensation expenses on a GAAP basis were $163.9 million, as compared with $141.4 million in the prior year period. On an Adjusted basis, non-compensation expenses were $163.3 million for the first nine months of 2025, as compared with $141.4 million in the prior year period. The increase in non-compensation expenses during the first nine months of 2025 is primarily attributable to increased travel and related expenses, communications and technology costs, and occupancy expenses, largely driven by increased headcount, as compared with the prior year period.

Other Income (Expenses)

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended September 30,
($ in thousands)	2025	2024	Variance	2025	2024	Variance

Other income (expenses)	$33,999	$11,095	206%	$8,803	$4,038	118%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Nine Months Ended September 30,
($ in thousands)	2025	2024	Variance	2025	2024	Variance

Other income (expenses)	$43,650	$17,032	156%	$18,733	$10,040	87%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Other income (expenses) on a GAAP basis was income of $34.0 million for the third quarter of 2025, as compared with $11.1 million in the prior year period. On an Adjusted basis, other income for the third quarter of 2025 was $8.8 million, as compared with $4.0 million in the prior year period. In the third quarter of 2025, we recorded a gain in other income of $19.1 million related to the sale of 5.0 million shares of our investment in MA Financial Group Limited. The gains of $19.1 million are included within Adjusted revenues and the adjustment did not impact our GAAP or Adjusted earnings per share.

For the first nine months of 2025, other income (expenses) on a GAAP basis was $43.7 million, as compared with $17.0 million in the prior year period. On an Adjusted basis, other income for the first nine months of 2025 was $18.7 million, as compared with $10.0 million in the prior year period. The gain of $19.1 million related to the sale of 5.0 million shares of our investment in MA Financial Group Limited are included within Adjusted revenues and the adjustment did not impact our GAAP or Adjusted earnings per share.

Provision for Income Taxes

The corporate partner (Moelis & Company) currently owns 92% of the operating partnership (Moelis & Company Group LP) and is subject to corporate U.S. federal and state income tax on its allocable share of earnings. The remaining 8% of activity is subject to certain state, local and foreign income taxes (including New York City Unincorporated Business Tax), which is accounted for at the partner level through the noncontrolling interests. For Adjusted purposes, we have assumed that 100% of the Firm’s third quarter 2025 operating results were taxed at our corporate effective tax rate of approximately 29.5% resulting in a tax expense of $24.5 million.

Capital Management and Balance Sheet

Moelis & Company continues to maintain a strong financial position, and as of September 30, 2025, we held cash and liquid investments of $619.9 million and had no funded debt or goodwill on our balance sheet.

The Board of Directors of Moelis & Company declared a regular quarterly dividend of $0.65 per share. The $0.65 per share will be paid on December 4, 2025, to common stockholders of record on November 10, 2025. In addition, during the third quarter of 2025, we repurchased 0.2 million shares of our common stock for a total cost of $14.5 million.

Earnings Call

We will host a conference call beginning at 5:00pm ET on Wednesday, October 29, 2025, accessible via telephone and the internet. Navid Mahmoodzadegan, Chief Executive Officer and Co-Founder, and Chris Callesano, Chief Financial Officer, will review our third quarter 2025 financial results. Following the review, there will be a question and answer session.

Investors and analysts may participate in the live conference call by dialing 1-888-300-4150 (domestic) or 1-646-970-1530 (international) and using access code 8014191. Please dial in 15 minutes before the conference call begins. The conference call will also be accessible as a listen-only audio webcast through the Investor Relations section of the Moelis & Company website at www.moelis.com.

For those unable to listen to the live broadcast, a replay of the call will be available for one month via telephone starting approximately one hour after the live call ends. The replay can be accessed at 1-800-770-2030 (domestic) or 1-609-800-9909 (international); the conference number is 8014191.

About Moelis & Company

Moelis & Company is a leading global independent investment bank that provides innovative strategic advice and solutions to a diverse client base, including corporations, governments and financial sponsors. The Firm assists its clients in achieving their strategic goals by offering comprehensive integrated financial advisory services across all major industry sectors. Moelis & Company’s experienced professionals advise clients on their most critical decisions, including mergers and acquisitions, recapitalizations and restructurings, capital markets transactions, and other corporate finance matters. The Firm serves clients from locations across North and South America, Europe, the Middle East, and Asia-Pacific. For further information, please visit: www.moelis.com.

Forward-Looking Statements

This press release contains forward-looking statements, which reflect the Firm’s current views with respect to, among other things, its operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “target,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are based on certain assumptions and estimates and subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under "Risk Factors" discussed in our Annual Report on Form 10-K for the year ended December 31, 2024, subsequent reports filed on Form 10-Q and our other filings with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. The Firm undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

The Company prepares its consolidated financial statements using accounting principles generally accepted in the United States (GAAP). From time to time, the Company may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude, or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures disclosed by the Company are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing our financial condition, operating results, or capital adequacy. Adjusted results are a non-GAAP financial measure which provide additional information on management’s view of operating results. These measures are not in accordance with, or a substitute for GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally define it or present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

The Company’s Adjusted revenues includes amounts reflected within other income (expenses) which are considered the equivalent of revenues for compensation. Such adjustments may include gains on founder investments where our employees and the Moelis advisory platform contributed meaningfully to the value creation; or the mark-to-market impact of equity instruments held by the Company that were originally received as payment for our banking services and included in revenues. We believe these adjustments are useful to allow comparability of period-to-period operating performance and compensation levels.

The Company’s Adjusted compensation and benefits expenses may include adjustments reflected within other income (expenses) associated with compensation awards forfeited or returned to the Company by former employees. Management views the credits associated with such forfeitures as an offset to compensation and benefits expenses since the Firm will utilize the forfeited economics to recruit and or retain talent. We believe the netted presentation of forfeiture credits and compensation expenses is useful to allow comparability of period-to-period operating performance.

The Company’s Adjusted non-compensation expenses and other income (expenses) may exclude certain one-time items that reduce the comparability of our operating performance as well as the amounts related to revenues and compensation and benefits expenses discussed above and adjustments to our provision for income taxes discussed below. Such adjustments increase the comparability of our financial performance across reporting periods and versus our peers.

The Company’s Adjusted provision (benefit) for income taxes is adjusted to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rates for the periods presented. Adjusted provision (benefit) for income taxes periodically includes the tax impact related to the settlement of share-based awards, the reclassification of TRA liability adjustments, or adjustments to our deferred tax assets and liabilities that occur in connection with new tax legislation. Such adjustments increase the comparability of our financial performance across reporting periods and versus our peers.

The Company’s Adjusted basic and diluted shares of Class A common stock outstanding is presented for each period as if all outstanding Class A partnership units have been exchanged into Class A common stock. The Adjusted presentation helps analysts, investors, and other stakeholders understand the effect of the Firm’s ownership structure on its results, including the impact of all the Firm’s income becoming subject to corporate-level tax.

Contacts

Investor Contact:	Media Contact:
Matt Tsukroff	Melissa Chiles
Moelis & Company	Moelis & Company
t: + 1 212 883 3800	t: + 1 212 883 3583
m: +1 917 526 2340	press@moelis.com
matthew.tsukroff@moelis.com

Appendix

GAAP Consolidated Statement of Operations (Unaudited)

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information (Unaudited)

Moelis & Company

GAAP Consolidated Statement of Operations

Unaudited

(dollars in thousands, except for share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Revenues	$356,892	$273,755	$1,028,861	$755,826

Expenses
Compensation and benefits	255,410	210,658	719,069	573,006
Occupancy	8,072	7,409	24,915	21,571
Professional fees	5,864	8,445	20,202	20,571
Communication, technology and information services	14,501	12,874	41,692	37,108
Travel and related expenses	11,514	8,781	41,979	29,255
Depreciation and amortization	2,976	2,802	8,515	7,611
Other expenses	10,241	7,222	26,634	25,270
Total Expenses	308,578	258,191	883,006	714,392

Operating income (loss)	48,314	15,564	145,855	41,434
Other income (expenses)	33,999	11,095	43,650	17,032
Income (loss) before income taxes	82,313	26,659	189,505	58,466
Provision (benefit) for income taxes	22,242	7,419	28,904	6,820
Net income (loss)	60,071	19,240	160,601	51,646

Net income (loss) attributable to noncontrolling interests	6,705	2,346	15,429	5,025
Net income (loss) attributable to Moelis & Company	$53,366	$16,894	$145,172	$46,621

Weighted-average shares of Class A common stock outstanding
Basic	75,438,951	72,325,050	74,958,720	71,612,206
Diluted	79,668,717	76,906,271	79,034,228	76,147,357
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.71	$0.23	$1.94	$0.65
Diluted	$0.67	$0.22	$1.84	$0.61

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Three Months Ended September 30, 2025
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Revenues	$356,892	$19,092	(a)	$375,984
Compensation and benefits	255,410	(6,461)	(b)	248,949
Non-compensation expenses	53,168	(672)	(c)	52,496
Other income (expenses)	33,999	(25,196)	(a)(b)(d)	8,803
Income (loss) before income taxes	82,313	1,029		83,342
Provision (benefit) for income taxes	22,242	2,223	(d)(e)	24,465
Net income (loss)	60,071	(1,194)		58,877
Net income (loss) attributable to noncontrolling interests	6,705	(6,705)	(f)	—
Net income (loss) attributable to Moelis & Company	$53,366	$5,511		$58,877

Weighted-average shares of Class A common stock outstanding
Basic	75,438,951	6,534,625	(f)	81,973,576
Diluted	79,668,717	6,534,625	(f)	86,203,342
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.71			$0.72
Diluted	$0.67			$0.68

(a)		Reflects a reclassification of $19.1 million of other income to revenues related to a gain associated with the Firm's sale of 5.0 million shares of MA Financial Group Limited.
(b)		Reflects a reclassification of $6.5 million of other income to compensation and benefits expense associated with the forfeiture or return of compensation by former employees.
(c)

Reflects an adjustment of $0.7 million related to expenses for new United Kingdom office space currently under construction. This adjustment for duplicate expenses will cease once the current location is vacated and the new space is occupied which is anticipated to commence at the start of Q2 2026.

(d)

Tax Receivable Agreement ("TRA") liability adjustments are made to other income (expenses) for GAAP purposes. Any adjustment related to the TRA liability is reclassified to the provision for income tax line and such adjustment for the period was expense of $0.4 million.

(e)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated. Our Adjusted tax provision excludes any benefits or costs related to the adjustment to the TRA liabilities originated from past partnership unit exchanges; such adjustment for this period was a net expense of $0.4 million, which is not included in the corporate tax provision for the period presented.

(f)		Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Three Months Ended September 30, 2024
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Revenues	$273,755	$6,975	(a)	$280,730
Compensation and benefits	210,658	(82)	(b)	210,576
Non-compensation expenses	47,533	—		47,533
Other income (expenses)	11,095	(7,057)	(a)(b)	4,038
Income (loss) before income taxes	26,659	—		26,659
Provision (benefit) for income taxes	7,419	599	(c)	8,018
Net income (loss)	19,240	(599)		18,641
Net income (loss) attributable to noncontrolling interests	2,346	(2,346)	(d)	—
Net income (loss) attributable to Moelis & Company	$16,894	$1,747		$18,641

Weighted-average shares of Class A common stock outstanding
Basic	72,325,050	6,060,135	(d)	78,385,185
Diluted	76,906,271	6,060,135	(d)	82,966,406
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.23			$0.24
Diluted	$0.22			$0.22

(a)		Reflects a reclassification of $7.0 million of other income to revenues related to a gain associated with the Firm's sale of 5.0 million shares of MA Financial Group Limited.
(b)		Reflects a reclassification of $0.1 million of other income (expenses) to compensation and benefits associated with the forfeiture or return of compensation by former employees.
(c)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated; together with the tax benefit related to the settlement of share-based awards of $1.1 million, we have a net tax expense of $8.0 million.

(d)		Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Nine Months Ended September 30, 2025
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Revenues	$1,028,861	$19,092	(a)	$1,047,953
Compensation and benefits	719,069	(6,461)	(b)	712,608
Non-compensation expenses	163,937	(672)	(c)	163,265
Other income (expenses)	43,650	(24,917)	(a)(b)(d)	18,733
Income (loss) before income taxes	189,505	1,308		190,813
Provision (benefit) for income taxes	28,904	3,139	(d)(e)	32,043
Net income (loss)	160,601	(1,831)		158,770
Net income (loss) attributable to noncontrolling interests	15,429	(15,429)	(f)	—
Net income (loss) attributable to Moelis & Company	$145,172	$13,598		$158,770

Weighted-average shares of Class A common stock outstanding
Basic	74,958,720	6,471,558	(f)	81,430,278
Diluted	79,034,228	6,471,558	(f)	85,505,786
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$1.94			$1.95
Diluted	$1.84			$1.86

(a)	Reflects a reclassification of $19.1 million of other income to revenues related to a gain associated with the Firm's sale of 5.0 million shares of MA Financial Group Limited.
(b)	Reflects a reclassification of $6.5 million of other income to compensation and benefits expense associated with the forfeiture or return of compensation by former employees.
(c)

Reflects an adjustment of $0.7 million related to expenses for new United Kingdom office space currently under construction. This adjustment for duplicate expenses will cease once the current location is vacated and the new space is occupied which is anticipated to commence at the start of Q2 2026.

(d)

Tax Receivable Agreement liability related adjustments are made to other income (expenses) for GAAP purposes. Any adjustment related to the TRA liability is reclassified to the provision for income tax line and such adjustment for the period was an expense of $0.6 million.

(e)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated. Our tax provision includes a tax benefit related to the settlement of share-based awards of $24.2 million; excluding such discrete benefit, our effective tax rate for the period presented would have been 29.5%. Our Adjusted tax provision excludes any benefits or costs related to the adjustment to the TRA liabilities originated from past partnership unit exchanges; such adjustment for this period was a net expense of $0.6 million, which is not included in the corporate tax provision for the period presented.

(f)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Nine Months Ended September 30, 2024
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Revenues	$755,826	$6,975	(a)	$762,801
Compensation and benefits	573,006	(394)	(b)	572,612
Non-compensation expenses	141,386	—		141,386
Other income (expenses)	17,032	(6,992)	(a)(b)(c)	10,040
Income (loss) before income taxes	58,466	377		58,843
Provision (benefit) for income taxes	6,820	591	(c)(d)	7,411
Net income (loss)	51,646	(214)		51,432

Net income (loss) attributable to noncontrolling interests	5,025	(5,025)	(e)	—
Net income (loss) attributable to Moelis & Company	$46,621	$4,811		$51,432

Weighted-average shares of Class A common stock outstanding
Basic	71,612,206	6,121,966	(e)	77,734,172
Diluted	76,147,357	6,121,966	(e)	82,269,323
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.65			$0.66
Diluted	$0.61			$0.63

(a)	Reflects a reclassification of $7.0 million of other income to revenues related to a gain associated with the Firm's sale of 5.0 million shares of MA Financial Group Limited.
(b)	Reflects a reclassification of $0.4 million of other income (expenses) to compensation and benefits associated with the forfeiture or return of compensation by former employees.
(c)

Tax Receivable Agreement liability related adjustments are made to other income (expenses) for GAAP purposes. Any adjustment related to the TRA liability is reclassified to the provision for income tax line and such adjustment for the period was expense of $0.4 million.

(d)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated, together with the tax benefit related to the settlement of share-based awards of $12.7 million, we have a net tax expense of $7.4 million. Our Adjusted tax provision excludes any benefits or costs related to the adjustment to the step-up in tax basis in Group LP assets and TRA liabilities in connection with past partnership unit exchanges; such adjustment for this period was a net expense of $0.4 million, which is not included in the corporate tax provision for the period presented.

(e)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.